SmartPros Releases Year-End 2014 Financial Results
Exhibit 99.1
Company Declares 21st Consecutive Dividend
Annual Meeting to be Held June 25, 2015

FOR IMMEDIATE RELEASE -- HAWTHORNE, N.Y. -- March 5, 2015 -- SmartPros Ltd. (Nasdaq: SPRO), a leader in the field of accredited professional education and corporate training, today reported results for the fiscal year ended December 31, 2014.

For the year ended December 31, 2014, compared to 2013:

•	Net revenue of $13.49 million, compared to $15.26 million from continuing operations

•	Operating loss of $478,266, compared to an operating income of $33,972 from continuing operations

•	Net loss of $1.64 million, or $.35 per share, compared to a net income of $143,000, or $.03 per share

•	Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization (EBITDA), from continuing operations, of $623,432 compared to $1.15 million

	YEAR ENDED
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA:	DECEMBER
	2014	2013

Net (loss) income	$(1,635,264)	$142,923

Income tax(1)	403,543	24,268
Depreciation and amortization	1,101,698	1,115,403
Interest and dividend income, (net)	(16,810)	(27,453)

EBITDA before adjustment for discontinued operations	(146,833)	1,255,141

Adjustment to EBITDA for discontinued operations	770,265	(105,766)

Adjusted EBITDA from continuing operations	$623,432	$1,149,375

(1)	Includes $400,000 non-cash charge for an increase in valuation allowance on deferred taxes.

As of December 31, 2014, the Company had approximately $4.81 million in cash and cash equivalents, $4.75 million in deferred revenue, stockholders' equity of $7.7 million, and no debt.

“In June 2014 we announced that we were performing an in-depth review of our operational activities, in what we described as our "Back to Basics” program,” said Allen Greene, Chairman and CEO of SmartPros. “Our focus is to make certain our business activities leverage our core competencies, without pursuing projects or initiatives where our development costs and risks are high, and our gross profit margins are low.  We have reduced or eliminated some business activities that were not contributing to our profitability and have refocused our resources on opportunities with more potential. We noted that this may result in a decline in our revenues in the short-term, but should also improve our operating profits and margins.  We started to see results over the last three months of the year as both our cash position and our deferred revenue increased.
Greene Continued: “As such, over the past six months we have managed the Company’s operations to improve our profit margins and our overall profitability. In this regard, the following steps have been taken: Our wholly-owned subsidiary, Skye Multimedia Ltd., which served as our high-end custom content development channel, sold some of its assets including its 50% interest in iReflect; We also discontinued our custom ethics consulting business as of December 31, 2014; We reduced the number of live events managed by our Executive Enterprise Institute (EEI) division, concentrating on those conferences that generate the larger audiences; We completed several major software development projects eliminating expenses related to that development, most of which were capitalized and thus will not have an effect on profit and loss but will have a significant positive effect on cash flow; and We reduced overhead relating to products, services and customer accounts that did not meet our criteria for profitability.”
Greene added: “Although these changes have decreased revenues, we have also decreased expenses related to those revenues. As such, we are focusing our attention on products with higher returns including our accounting subscriptions, CPE Administration services and licensing of our software products.  We believe these changes will help to generate long term profits for the Company and we expect to see the positive effect of those in 2015.”

Further, Greene said: “Our board of directors has declared a dividend of $.015 per share payable on April 7, 2015, to shareholders of record March 20, 2015. In addition, the board has scheduled the next Annual Meeting of Stockholders on June 25, 2015, at 10 a.m. Eastern Daylight Time at its headquarters at 12 Skyline Drive, Hawthorne, NY, 10532. Shareholders of record as of April 27, 2015 will be entitled to vote.

SmartPros does not host regular earnings conference calls, but does encourage shareholders and other interested parties to contact the Company with any specific questions relating to its public filings. Investor related questions can be addressed by calling 914-829-4974, or by visiting SmartPros’ Investor Relations site at http://ir.smartpros.com

Consolidated Balance Sheets
December 31,	2014	2013
Assets
Current Assets:
Cash and cash equivalents	$4,810,982	$5,303,657
Accounts receivable, net of allowance for doubtful accounts of approximately $20,000 at December 31, 2014 and 2013, respectively	1,668,942	2,430,495
Prepaid expenses and other current assets	406,173	340,463
Current assets of discontinued operations	414,296	—
Total Current Assets	7,300,393	8,074,615

Property and Equipment, net	427,241	566,475
Goodwill	2,456,474	2,807,257
Other Intangibles, net	3,295,958	3,516,411
Other Assets, including restricted cash of $75,000 at December 31, 2014 and 2013, respectively	94,479	104,515
Deferred Tax Asset	200,000	600,000
Investment in Joint Venture	—	2,268
Non-current assets of discontinued operations	4,673	—
Total Assets	$13,779,218	$15,671,541

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$875,019	$1,203,222
Accrued expenses	227,021	234,863
Deferred revenue	4,752,356	4,395,166
Dividend payable	69,157	70,289
Current liabilities of discontinued operations	120,066	—
Total Current Liabilities	6,043,619	5,903,540
Long-Term Liabilities:
Other liabilities	66,106	70,378
Total Long-Term Liabilities	66,106	70,378
Total Liabilities	6,109,725	5,973,918
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $.001 par value; 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.0001 par value; 30,000,000 shares authorized, 5,665,433 shares issued as of December 31, 2014 and 2013, respectively, and 4,598,325 and 4,684,441 shares outstanding as of December 31, 2014 and 2013, respectively	567	567
Additional paid-in capital	16,985,235	17,217,008
Accumulated deficit	(6,469,484)	(4,834,220)
Common stock in treasury, at cost - 1,067,108 and 980,992 shares as of December 31, 2014 and 2013, respectively	(2,846,825)	(2,685,732)
Total Stockholders’ Equity	7,669,493	9,697,623
Total Liabilities and Stockholders’ Equity	$13,779,218	$15,671,541

Consolidated Statements of Operations
Years Ended December 31,	2014	2013
Net Revenues	$13,487,917	$15,263,083
Cost of Revenues	6,105,117	6,531,922
Gross Profit	7,382,800	8,731,161
Operating Expenses:
Selling, general and administrative	6,759,368	7,581,786
Depreciation and amortization	1,101,698	1,115,403
Total Operating Expenses	7,861,066	8,697,189
Operating (Loss) Income	(478,266)	33,972
Other Income (Expense):
Interest and dividend income, net	16,810	27,453
Total Other Income	16,810	27,453
(Loss) Income From Continuing Operations Before Income Taxes	(461,456)	61,425
Provision for Income Taxes	(403,543)	(24,268
(Loss) Income From Continuing Operations	(864,999)	37,157
(Loss) Income From Discontinued Operations	(770,265)	105,766
Net (Loss) Income	$(1,635,264)	$142,923

Net income (loss) per Common Share:
Basic (loss) income per common share from continuing operations	$(0.19)	$0.01
Basic (loss) income per common share from discontinued operations	$(0.16)	$0.02
Basic net (loss) income	$(0.35)	$0.03

Diluted (loss) per common share from continuing operations	$(0.19)	$0.01
Diluted (loss) per common share from discontinued operations	$(0.16)	$0.02
Diluted net (loss) income	$(0.35)	$0.03

Weighted Average Number of Common Shares Outstanding:
Basic	4,672,828	4,680,232
Diluted	4,672,828	4,686,074

About SmartPros
Founded in 1981, SmartPros Ltd. is an industry leader in the field of accredited professional education and corporate training. Its products and services are primarily focused in the accredited professional areas of corporate accounting, financial management, public accounting, governmental and not-for-profit accounting, financial services, banking, engineering, legal, ethics and compliance, and information technology. SmartPros is a leading provider of professional education products to Fortune 500 companies, as well as the major firms and associations in each of its professional markets. SmartPros provides education and content publishing and development services in a variety of media including Web, CD-ROM, video and live seminars and events. Our subscription libraries feature hundreds of course titles and 2,800+ hours of accredited education. SmartPros' proprietary Professional Education Center (PEC) Learning Management System (LMS) offers enterprise distribution and administration of education content and information. In addition, SmartPros produces a popular news and information portal for accounting and finance professionals serving more than one million ads and distributing more than 200,000 subscriber email newsletters each month. SmartPros' network of Web sites averages more than 1 million monthly visits, serving a user base of more than 1.5 million profiled members. Visit: www.smartpros.com

Safe Harbor Statement
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including activities, events or developments, that the Company expects, believes or anticipates will or may occur in the future. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission. Specifically, results reported within this press release should not be considered an indication of future performance.

For More Information, Please Contact:
SmartPros Ltd. - Shane Gillispie, VP Marketing Services & eCommerce

914-829-4974 - shanegillispie@smartpros.com